SCHEDULE 14A INFORMATION

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

TCW STRATEGIC INCOME FUND, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

TCW Strategic Income Fund Level I Script (CONFIRM RECEIPT OF PROXY MATERIAL)

Good (morning, afternoon, evening), my name is (AGENT’S FULL NAME).

May I please speak with (SHAREHOLDER’S FULL NAME)?

(Re-Greet If Necessary)

I am calling on behalf of a current investment with the TCW Strategic Income Fund. I wanted to confirm that you have received the proxy material for the shareholders meeting scheduled for September 22, 2015.

Have you received the information?

(Pause for response)

If “Yes” or positive response:

If you’re not able to attend the meeting, I can record your voting instructions by phone.

Your Board of Directors is recommending a vote “In Favor” of all proposals.

If “No” or negative response:

I would be happy to review the meeting agenda and record your vote by phone.

However, the Board of Directors is recommending a vote “In Favor” of all proposals.

Would you like to vote along with the Board’s recommendation?

(Pause For Response)

(Review Voting Options with Shareholder If Necessary)

If we identify any additional accounts you own with the TCW Strategic Income Fund before the meeting takes place, would you like to vote those accounts in the same manner as well?

(Pause For Response)

* Confirmation – I am recording your (Recap Voting Instructions).

For confirmation purposes:

•	Please state your full name. (Pause)

•	According to our records, you reside in (city, state, zip code). (Pause)

•	To ensure that we have the correct address for the written confirmation, please state your street address. (Pause)

Thank you. You will receive written confirmation of this vote within 3 to 5 business days. Upon receipt, please review and retain for your records. If you should have any questions please call the toll free number listed on this confirmation. Mr. /Ms.                     , your vote is important and your time is greatly appreciated. Thank you and have a good (morning, afternoon, evening.)

FOR INTERNAL DISTRIBUTION ONLY	Updated 8-13-15

YOUR RESPONSE IS NEEDED

August 21, 2015

Dear Valued Shareholder:

We recently mailed proxy material related to an upcoming Annual Meeting of Shareholders for TCW Strategic Income Fund. This meeting is scheduled for September 22, 2015 at 8:00 a.m., PT time and will be held at The LA Hotel Downtown - 333 S. Figueroa Street, Los Angeles, CA 90071. We are seeking your proxy vote on the following proposals: the election of ten directors of the Company to serve on the Board of Directors, the selection of Deloitte and Touche, LLP as the independent registered public accounting firm for the Company and to amend the Company’s Articles of Incorporation to eliminate the requirement that a proposal to convert the Company to an open-end mutual fund be submitted for shareholder approval under certain circumstances. As of the date of this letter, our shareholder voting records indicate that we have not yet received your vote. Please take a couple of minutes now to cast your proxy voting instructions via one of the convenient methods listed below.

Your vote is truly important as every share counts towards meeting the quorum requirement for the shareholder meeting. Voting by one of the following methods is quick and easy:

1.	Vote by phone with a LIVE REPRESENTATIVE by calling toll-free 1 (866) 796-7182. This voting option is available Monday through Friday 9 a.m. to 10 p.m. Eastern Time.

2.	Vote by phone on a touchtone line by calling the toll free number listed on your proxy card. Please have the enclosed proxy card available at the time of your call.

3.	Vote online by going to the Internet site found on your proxy card and entering the proxy voting control number also found on your card.

4.	Vote by mail by completing, signing and dating the enclosed proxy ballot and returning it in the postage-paid envelope provided in this package.

If convenient for you, please call in your vote or vote online so that your vote will be received in time for the Annual Meeting on September 22nd. Please help us by taking a couple of minutes now to vote your shares. A copy of the proxy statement for this meeting is available online at: www.proxyonline.com/docs/TSI.pdf. Thank you in advance for your help.

Sincerely,

Patrick W. Dennis

Assistant Secretary